Exhibit 23.2

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Long Term Performance Plan of L-3 Communications Holdings, Inc. of our report dated March 7, 1997, with respect to the combined financial statements of Lockheed Martin Communications Systems Division for the year ended December 31, 1996 (not presented separately herein), included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Washington, D.C.
May 6, 1999